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                                                                    EXHIBIT 21.1

                           DAILEY INTERNATIONAL INC.
                                AND SUBSIDIARIES


Dailey Energy Services, Inc.                             Delaware

Dailey International Sales Corporation                   Delaware

Columbia Petroleum Services Corp.                        Delaware

International Petroleum Services, Inc.                   Delaware

Dailey Environmental Remediations Technologies           Texas

Dailey Worldwide Services, Corp.                         Texas

Dailey de Venezuela, S.A. - Venezuela                    Venezuela

GL/95 Services, C.A.                                     Venezuela

Directional World Engineering Services
     (Nigeria) Limited                                   Nigeria

Air Drilling International, Inc.                         Delaware

     Air Drilling Services, Inc.                         Wyoming

          Canadian Air Drilling Services Ltd.            Alberta

          3-D Drilling Tools & Services
                International Ltd.                       Alberta

          Specialty Testing & Consulting LTD.            Alberta

          Air Drilling Services de Venezuela             Venezuela

          Air Drilling Services France - France          France